Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the inclusion by reference in the registration statements of SoftNet Systems, Inc. on Form S-3 (Registration No. 333-57337), Form S-8 (Registration No. 333-45589) and Form S-3 (Registration No. 333-45335) of our report dated May 28, 1998 regarding the financial statements of Intelligent Communications, Inc., a Delaware Corporation. We also consent to the reference of our firm under the caption "Experts."


Walnut Creek, California
March 10, 1999
                                       /s/ Blanding, Boyer, & Rockwell, LLP